SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): February 25, 2002


                            Banner Corporation
                         ------------------------
          (Exact name of registrant as specified in its charter)


      Washington                     0-26584                  91-1632900
----------------------------        ----------           --------------------
State or other jurisdiction         Commission           (I.R.S. Employer
     of incorporation               File Number          Identification No.)



10 S. First Avenue, Walla Walla, Washington                      99362
-------------------------------------------                    ----------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number (including area code)  (509) 527-3636


                                  Not Applicable
                               -------------------
            (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On February 25, 2002, the Registrant announced that as a result of further deterioration in the quality of the previously disclosed problem loans associated with a former senior lending officer, it anticipates its first quarter loan loss provision will be increased and that expected earnings per share for the year 2002 will be $1.90 to $2.00.

     For further information, reference is made to the Registrant's press release dated February 25, 2002, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit

      99    Press Release dated February 25, 2002.

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                                SIGNATURES
                                ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   BANNER CORPORATION



DATE: February 25, 2002            By: /s/Gary Sirmon
                                       ---------------------------
                                       Gary Sirmon
                                       President

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                               Exhibit 99

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Press Release

SOURCE: Banner Corporation

BANNER CORPORATION ANNOUNCES REVISED EARNINGS GUIDANCE FOR 2002

WALLA WALLA, Wash.--(BUSINESS WIRE)--Feb. 25, 2002--Banner Corporation (Nasdaq: BANR - news), announced that as a result of further deterioration in the quality of five problem loans associated with a former senior lending officer in the greater Seattle area, it anticipates the first quarter loan loss provision will be increased over previously projected amounts included in the model that the Company uses to estimate earnings per share for the year 2002. While economic conditions will continue to play a large role with respect to net interest margin and loan losses, the Company now anticipates that expected earnings per share for the year 2002 will be $1.90 to $2.00. The increased loss provision with respect to these five loans is projected to be $1.2 million after tax.

``All five of these problem credits were identified in 2001 with associated loss provisions recorded in that year and workout plans were developed for each of these credits at that time. However, they have not performed as planned and, due to the continued weakness of the Puget Sound economy, we believe adding to the loan loss provision is prudent,'' said Gary Sirmon, President and Chief Executive Officer.

Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank of the web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

Such forward-looking statements include projections. Such projections have not been audited, examined or otherwise reviewed by independent auditors of Banner. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Banner. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Banner that the projections will prove to be correct.

Contact:

     Banner Corporation
     Gary Sirmon, President and CEO
     Lloyd Baker, CFO
     (509) 527-3636

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